UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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The Enstar Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

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April 27, 2006
Dear Shareholder:
       You are cordially invited to attend the Annual Meeting of Shareholders of The Enstar Group, Inc. to be held on Friday, June 2, 2006, at the Embassy Suites Hotel at 300 Tallapoosa Street, Montgomery, Alabama 36104. The meeting will begin promptly at 9:00 a.m., local time, and we hope you will be able to attend. The Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.
       It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy, and date, sign and return your proxy in the enclosed envelope as promptly as possible. If you date, sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendation of the Board of Directors.
       I am looking forward to seeing you at the meeting.

Sincerely,

Nimrod T. Frazer
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To Be Held On June 2, 2006
ELECTION OF DIRECTORS
COMMON STOCK OWNERSHIP BY MANAGEMENT
EMPLOYMENT AGREEMENTS
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE OFFICERS
STOCK OPTION EXERCISES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS

THE ENSTAR GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 2, 2006
To the Shareholders of The Enstar Group, Inc.:
      The Annual Meeting of Shareholders of The Enstar Group, Inc. (the “Company”) will be held on Friday, June 2, 2006, at 9:00 a.m., local time, at the Embassy Suites Hotel at 300 Tallapoosa Street, Montgomery, Alabama 36104, for the following purposes:

(i) to elect two (2) directors to three-year terms expiring at the annual meeting of shareholders in 2009 or until their successors are duly elected and qualified;

(ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 2006; and

(iii) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.
      The Board of Directors has fixed the close of business on March 31, 2006 as the record date (the “Record Date”) for determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the Record Date will be open for examination during the Annual Meeting of Shareholders.
      Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

By Order of the Board of Directors

Cheryl D. Davis
Chief Financial Officer, Vice-President of Corporate Taxes and Secretary
Montgomery, Alabama
April 27, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

THE ENSTAR GROUP, INC.
401 Madison Avenue
Montgomery, Alabama 36104

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 2, 2006

INTRODUCTION
General
      This Proxy Statement is being furnished to the shareholders of The Enstar Group, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on Friday, June 2, 2006 (the “Annual Meeting”), at the Embassy Suites Hotel at 300 Tallapoosa Street, Montgomery, Alabama 36104, 9:00 a.m., local time, and at any adjournment thereof.
Record Date
      The Board has fixed March 31, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock, par value $.01 per share, of the Company (“Common Stock”) as of the Record Date are entitled to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 5,517,909 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter being considered at the Annual Meeting. No cumulative voting rights are authorized, and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about April 27, 2006.
Voting and Proxies
      When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or, if no direction is indicated on an executed proxy, such shares will be voted in favor of the proposals set forth in the Notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. Any beneficial owner of shares of Common Stock as of the Record Date who intends to vote such shares in person at the Annual Meeting must obtain a legal proxy from the record owner and present such proxy at the Annual Meeting in order to vote such shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business.
      The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. The affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the subject matter is required with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors and any other matter that may properly come before the Annual Meeting. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have the effect of a vote against any proposal, except for the election of directors.
      As of the date of this Proxy Statement, management of the Company has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.
ELECTION OF DIRECTORS
(Item 1)
Board of Directors
      In accordance with the Bylaws of the Company, the Board currently consists of seven members. The Company’s Articles of Incorporation divide the Board into three classes. Directors for each class are elected to serve a term of three years at the annual meeting of shareholders held in the year in which the term for such class expires. Nominees for vacant or newly created director positions stand for election at the next annual meeting following the vacancy or creation of such director positions, to serve for the remainder of the term of the class in which their respective positions are apportioned. The terms of two current directors, T. Whit Armstrong and T. Wayne Davis, expire at the Annual Meeting. At the Annual Meeting, T. Whit Armstrong and T. Wayne Davis will stand for election to serve as directors for three-year terms expiring at the 2009 annual meeting of shareholders, or until their successors are duly elected and qualified. In accordance with the Bylaws of the Company, a director who is not also an employee of the Company may serve as a director only until the next annual meeting following such director’s 70th birthday.
      The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as directors. However, if at the time of the Annual Meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board either (i) to elect a substitute nominee recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than two directors. The election of directors requires the affirmative vote of a plurality of the shares held by shareholders present and voting at the Annual Meeting in person or by proxy.
Recommendation of the Board of Directors
      The Board recommends a vote FOR T. Whit Armstrong and T. Wayne Davis to hold office until the 2009 annual meeting of shareholders, or until their successors are duly elected and qualified.
Nominees for Election — Terms Expiring 2009
      T. Whit Armstrong was elected to the position of director in June of 1990. Mr. Armstrong has been President, Chief Executive Officer and Chairman of the Board of The Citizens Bank, Enterprise, Alabama, and its holding company, Enterprise Capital Corporation, Inc. for more than five years. Mr. Armstrong is also a director of Alabama Power Company of Birmingham, Alabama. Mr. Armstrong is 58 years old.
      T. Wayne Davis was elected to the position of director in June of 1990. Mr. Davis was Chairman of the Board of General Parcel Service, Inc., a parcel delivery service, from January of 1989 to September of 1997 and was Chairman of the Board of Momentum Logistics, Inc. from September of 1997 to March of 2003. He also is a director of Winn-Dixie Stores, Inc., and MPS Group, Inc. Mr. Davis is 59 years old.

Continuing Directors — Terms Expiring 2008
      Nimrod T. Frazer was elected to the position of director in August of 1990. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990 and served as President from May 26, 1992 to June 6, 2001. Mr. Frazer is 76 years old.
      John J. Oros has served as a director since March of 2000. Mr. Oros was named to the position of Executive Vice President in March of 2000 and on June 6, 2001, Mr. Oros was named President and Chief Operating Officer. Before joining the Company, Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. In February 2006, Mr. Oros became a Managing Director of J.C. Flowers & Co. LLC, which will manage J.C. Flowers II LP. Mr. Oros splits his time between J.C. Flowers & Co. LLC and the Company. Mr. Oros is 59 years old.
Continuing Directors — Terms Expiring 2007
      J. Christopher Flowers was elected to the position of director in October of 1996. Mr. Flowers became a General Partner of Goldman, Sachs & Co. in 1988 and a Managing Director in 1996. He resigned from Goldman, Sachs & Co. in November 1998 in order to pursue his own business interests. Mr. Flowers was named Vice Chairman of the Board in December 1998; Mr. Flowers resigned from such position in July 2003 but remains a member of the Board. He is also a director of Shinsei Bank, Ltd., formerly Long-Term Credit Bank of Japan, Ltd. Mr. Flowers is President of J.C. Flowers & Co., LLC, a financial services investment fund. Mr. Flowers is 48 years old.
      Gregory L. Curl was elected to the position of director in July of 2003. Mr. Curl has been Director of Corporate Planning and Strategy for Bank of America since December 1998. Previously, Mr. Curl was Vice Chairman of Corporate Development and President of Specialized Lending for Bank of America from 1997 to 1998. Mr. Curl is 57 years old.
      Paul J. Collins was elected to the position of director in May of 2004. Mr. Collins retired as a Vice Chairman and member of the Management Committee of Citigroup Inc., in September 2000. From 1985 to 2000, Mr. Collins served as a director of Citicorp and its principal subsidiary, Citibank; from 1988 to 1998 he also served as Vice Chairman of such entities. Mr. Collins currently serves as a director of Nokia Corporation and BG Group, as a member of the supervisory board of Actis Capital LLP and as a trustee of the University of Wisconsin Foundation and the Glyndebourne Arts Trust. He is also a member of the Advisory Board of Welsh, Carson, Anderson & Stowe, a private equity firm. Mr. Collins is 69 years old.
Code of Conduct; Code of Ethics
      The Company has a Code of Conduct which is applicable to all directors, officers and employees of the Company. The Company has an additional Code of Ethics for Senior Executive and Financial Officers (the “Code of Ethics”), which contains provisions specifically applicable to the chief executive officer, chief financial officer and chief accounting officer and persons performing similar functions. The Code of Ethics is attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Upon request to the following address, the Company will furnish without charge a copy of the Code of Conduct and the Code of Ethics:

THE ENSTAR GROUP, INC.
401 Madison Avenue
Montgomery, Alabama 36104

Attention:	Amy M. Dunaway

Treasurer and Controller

The Board of Directors
      The Board has determined that each of T. Whit Armstrong, T. Wayne Davis, Gregory L. Curl, and Paul J. Collins is an “independent director” as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers (the “NASD”).
      During 2005, the Company had an Audit Committee that was composed of T. Whit Armstrong, Chairman, T. Wayne Davis, Gregory L. Curl and Paul J. Collins. The Board has determined that each Audit Committee member meets the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the NASD listing standards, and the NASD’s financial knowledge requirements. The Board has determined that Mr. Curl is an “audit committee financial expert,” as such term is defined in Securities and Exchange Commission (the “Commission”) regulations, and that Mr. Curl and Mr. Armstrong meet the NASD’s professional experience requirements. The Audit Committee is responsible for, among other things, appointing (subject to shareholder ratification) the accounting firm that will serve as independent auditors for the Company and reviewing and pre-approving all audit and non-audit services provided to the Company by its independent auditors. The Audit Committee is also responsible for overseeing the Company’s financial reporting and accounting practices and monitoring the adequacy of internal accounting, compliance and control systems. The Board has adopted a written charter for the Audit Committee which complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and related rules of the Commission and the NASD.
      During 2005, the Company had a Compensation Committee that was composed of T. Wayne Davis, Chairman, T. Whit Armstrong and Gregory L. Curl. In addition, J. Christopher Flowers served on the Compensation Committee until Mr. Curl was appointed to the Committee in June 2005. Other than Mr. Flowers, each director who served on the Compensation Committee during fiscal 2005 qualifies as a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” as such term is defined in NASD Rule 4200(a)(15). The Compensation Committee is responsible for, among other things, reviewing, determining and establishing, upon the recommendation of the Chief Executive Officer (with the exception of the compensation of the Chief Executive Officer) salaries, bonuses and other compensation for the Company’s executive officers and for administering the Company’s stock option plans.
      The Company does not have a nominating committee or a nominating committee charter. It is the position of the Board that, given the small size of the Board, it is appropriate for the independent directors, rather than a separate committee comprised of most or all of such independent directors, to recommend director candidates. In November 2003, the Board adopted a resolution regarding the nomination of directors. Pursuant to such resolution, director nominees must be recommended to the Board by a majority of the “independent directors” as such term is defined in NASD Rule 4200(a)(15). The Board has determined that each of T. Wayne Davis, T. Whit Armstrong, Paul J. Collins and Gregory L. Curl is an independent director (the “Independent Directors”). When identifying and reviewing director nominees, the Independent Directors consider the nominees’ personal and professional integrity, ability and judgment and other factors deemed appropriate by the Independent Directors. For incumbent directors, the Independent Directors review each director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation and quality of performance. The Independent Directors considered and nominated the candidates proposed for election as directors at the Annual Meeting, with the Board unanimously agreeing on all actions taken in this regard.
      During 2005, the Board held a total of five meetings, the Audit Committee held a total of four meetings and the Compensation Committee held one meeting. In addition, the Independent Directors met in an executive session of the Board a total of four times. All directors attended all of the meetings of the Board and all committees on which they served during 2005, except for Gregory L Curl, who did not attend two meetings of the Board, and Paul J. Collins, who did not attend one meeting of the Audit Committee. Directors are encouraged but not required to attend the Annual Meeting. Except for Gregory L. Curl, all directors attended the 2005 annual meeting of shareholders.

Communications with the Board
      Shareholders may communicate with the Board by sending an email to treasurer@enstargroup.com or by sending a letter to Enstar Board of Directors, c/o the Treasurer, 401 Madison Avenue, Montgomery, Alabama 36104. The Treasurer will receive the correspondence and forward it to the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed. The Treasurer has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to such inappropriate communications.
Compensation of Directors
      Directors who are not employees of the Company receive a quarterly retainer fee of $6,250 and per meeting fees as follows: (i) $2,500 for each Board meeting attended other than a telephone Board meeting; (ii) $1,000 for each telephone Board meeting attended; (iii) $1,000 for each Committee meeting attended; and (iv) $1,500 for each Committee meeting attended by a Committee Chairperson. In addition, each Committee Chairperson receives a quarterly retainer fee of $500. Such outside directors’ fees are payable at the election of the director either in cash or in stock units under the Company’s Deferred Compensation and Stock Plan for Non-Employee Directors, as amended (the “Deferred Plan”). If a director elects to receive stock units instead of cash, the stock units are payable only upon the director’s termination. The number of shares to be distributed in connection with such termination would be equal to one share of Common Stock for each stock unit, with cash paid for any fractional units. The distribution of stock units is also subject to acceleration upon certain events constituting a change in control of the Company. All current non-employee directors, other than Gregory L. Curl, have elected to receive 100% of their compensation in stock units in lieu of cash payments. Mr. Curl has elected to receive a portion of his compensation in cash. As of December 31, 2005, a total of $853,000 in retainer and meeting fees had been deferred under the Deferred Plan. In addition, directors are entitled to reimbursement for out-of-pocket expenses incurred in attending all meetings.
      In April 2005, Paul J. Collins was granted options to purchase 5,000 shares of Common Stock at an exercise price of $57.81 per share (which was the market price of the Common Stock at that time). During 2005, no other options to purchase shares of Common Stock were granted to directors for their service as directors.

COMMON STOCK OWNERSHIP BY MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2006 by (i) each of the executive officers named below (the “Named Executive Officers”), (ii) each of the directors of the Company and (iii) all directors and executive officers of the Company as a group.

	Shares of Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Class(2)

Named Executive Officers
Nimrod T. Frazer	435,001	(3)	7.50%
John J. Oros	450,000	(4)	7.80%
Cheryl D. Davis	3		*
Amy M. Dunaway	87	(5)	*
Directors of the Company
Nimrod T. Frazer	435,001	(3)	7.50%
T. Whit Armstrong	59,920	(6)	1.08%
Paul J. Collins	21,153	(7)	*
Gregory L. Curl	6,319	(8)	*
T. Wayne Davis	165,443	(9)	2.97%
J. Christopher Flowers	1,225,930	(10)	22.10%
John J. Oros	450,000	(4)	7.80%
All executive officers and directors of the Company as a group (9 persons)	2,363,856		41.95%

*	Less than 1%.

(1)	Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

(2)	Based on an aggregate of 5,517,909 shares of Common Stock issued and outstanding as of March 31, 2006. Assumes that all options beneficially owned by the person are exercised and all stock units beneficially owned by the person are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised and none of the stock units beneficially owned by other persons are redeemed for shares of Common Stock.

(3)	Includes 280,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Amended CEO Stock Option Plan (the “CEO Plan”) and the 1997 Amended Omnibus Incentive Plan (the “Incentive Plan”).

(4)	Consists of 200,000 shares owned indirectly by Mr. Oros through Brittany Ridge Investment Partners, L.P. and 250,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

(5)	Includes 54 shares which Ms. Dunaway holds jointly and shares voting and investment power with her spouse.

(6)	Includes 14,748 stock units granted under the Deferred Plan. Also includes 40,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Amended Outside Directors’ Stock Option Plan (the “1997 Outside Directors’ Plan”) and the 2001 Outside Directors’ Stock Option Plan (the “2001 Outside Directors’ Plan”).

(7)	Includes 1,153 stock units granted under the Deferred Plan and 5,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

(8)	Consists of 1,319 stock units granted under the Deferred Plan and 5,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

(9)	Includes 2,883 shares held by Mr. Davis’ wife, 16,962 shares held in trust, 81,025 shares held in a private foundation for which Mr. Davis has voting and investment power but is not a beneficiary, 13,973 stock units granted under the Deferred Plan, 600 shares held indirectly by Mr. Davis through T Wayne Davis PA, 500 shares held indirectly by Mr. Davis through Redwing Land Company, and 500 shares held indirectly by Mr. Davis through Redwing Properties, Inc. Also includes 40,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors’ Plan and 2001 Outside Directors’ Plan.

(10)	Includes 4,375 stock units granted under the Deferred Plan prior to Mr. Flowers becoming an officer of the Company as well as subsequent to Mr. Flowers resigning as an officer of the Company. Also includes 25,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors’ Plan.
EMPLOYMENT AGREEMENTS
      The Compensation Committee approved severance agreements for Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway in March 1998 (the “Severance Agreements”). The Severance Agreements provide that Mr. Frazer, Ms. Davis and Ms. Dunaway will receive their base salary for a period of twelve months following a termination of employment, other than for “cause,” as defined in the Severance Agreements, or a voluntary termination.
      The Compensation Committee also approved an employment agreement with John J. Oros in March 2000 (the “Employment Agreement”). The Employment Agreement provides for an initial one year term and automatic renewal for successive one year terms thereafter, subject to earlier termination as provided in the Employment Agreement. The Employment Agreement provides an annual base salary to Mr. Oros in an amount to be determined by the Board and reimbursement of up to $50,000 annually for office related expenses incurred by Mr. Oros in connection with the performance of his duties with the Company. The Employment Agreement also provides that the Board may award to Mr. Oros such bonuses, and in such amounts, as the Board shall determine in its sole discretion. In fiscal 2005, Mr. Oros received an annual base salary of $350,000.

PRINCIPAL SHAREHOLDERS
      The table below sets forth certain information as of March 31, 2006 concerning persons known to the Company to be “beneficial owners,” as such term is defined by the rules of the Commission, of more than 5% of the outstanding shares of the Common Stock.

	Shares of Common Stock		Percent of
Name and Address	Beneficially Owned(1)		Class(2)

J. Christopher Flowers	1,225,930	(3)	22.10%
717 Fifth Avenue
26th Floor
New York, New York 10022
Nimrod T. Frazer	435,001	(4)	7.50%
401 Madison Avenue
Montgomery, Alabama 36104
Jeffrey S. Halis	318,016	(5)	5.76%
599 Lexington Avenue
Suite 4100
New York, New York 10022
John J. Oros	450,000	(6)	7.80%
401 Madison Avenue
Montgomery, Alabama 36104

(1)	See Note (1) under “Common Stock Ownership by Management” elsewhere herein.

(2)	Based on an aggregate of 5,517,909 shares of Common Stock issued and outstanding as of March 31, 2006. Assumes that all options beneficially owned by the person are exercised and all stock units beneficially owned by the person are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised and none of the stock units beneficially owned by other persons are redeemed for shares of Common Stock.

(3)	Includes 4,375 stock units granted under the Deferred Plan prior to Mr. Flowers becoming an officer of the Company as well as subsequent to Mr. Flowers resigning as an officer of the Company. Also includes 25,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the 1997 Outside Directors’ Plan.

(4)	Includes 280,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the CEO Plan and the Incentive Plan.

(5)	Based on a Form 4 filed on October 24, 2003 and other information known to the Company. Includes 260,860 shares for which Mr. Halis shares voting and investment power with his wife and 5,000 shares held in a private foundation for which Mr. Halis has voting and investment power but is not a beneficiary.

(6)	Consists of 200,000 shares owned indirectly by Mr. Oros through Brittany Ridge Investment Partners, L.P. and 250,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Incentive Plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table provides certain summary information concerning the compensation paid for the years ended December 31, 2005, 2004 and 2003, for the Company’s Chief Executive Officer and each of the other Named Executive Officers (determined as of December 31, 2005).

					Long-Term
					Compensation
					Awards

	Annual Compensation				Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Compensation($)	Options#	Compensation($)

Nimrod T. Frazer	2005	350,000	—	—	—	2,892	(2)
Chairman of the Board	2004	363,462	—	—	—	2,655	(2)
and Chief Executive Officer	2003	347,308	—	—	60,000	2,632	(2)
John J. Oros	2005	350,000	—	—	—	51,350	(3)
President and Chief	2004	363,462	—	—	—	50,373	(3)
Operating Officer	2003	347,308	—	—	100,000	9,201	(3)
Cheryl D. Davis	2005	175,000	—	—	—	12,358	(4)
Chief Financial Officer,	2004	181,731	—	—	—	11,125	(4)
Vice-President of	2003	174,665	—	—	—	10,101	(4)
Corporate Taxes and Secretary
Amy M. Dunaway	2005	103,000	—	—	—	11,856	(4)
Treasurer and Controller	2004	106,962	—	—	—	10,942	(4)
	2003	102,796	—	—	—	10,281	(4)

(1)	Base salaries for executive officers have not changed since 2003. However, the amounts paid vary based upon the number of pay periods during the year.

(2)	Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Frazer.

(3)	Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Oros, and for 2004 and 2005, excess of expense allowance over actual expenses paid to Mr. Oros.

(4)	Amounts shown for Ms. Davis and Ms. Dunaway are for premiums paid by the Company for term life insurance and health and dental insurance.

EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information as of December 31, 2005 with respect to shares of Common Stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under the Company’s equity compensation plans, as well as the number of shares available for future issuance under such plans.

			Weighted-Average		Number of Securities Remaining
	Number of Securities to be Issued		Exercise Price of		Available for Future Issuance
	upon Exercise of Outstanding		Outstanding Options,		under Equity Compensation Plans
	Options, Warrants and Rights		Warrants and Rights		(Excluding Securities Reflected in
Plan Category	(a)		(b)		Column (a))(c)

Equity Compensation Plans Approved by Security Holders(1)	725,000		$20.47		52,500
Equity Compensation Plans Not Approved by Security Holders(2)	N/A	(3)	N/A	(3)	27,276
Total	725,000		$20.47		79,776

(1)	Equity compensation plans approved by security holders are the 2001 Outside Directors’ Plan, the 1997 Outside Directors’ Plan, the CEO Plan and the Incentive Plan.

(2)	Equity compensation plans not approved by security holders are the Deferred Plan and two agreements (the “Stock Purchase Agreements”) entered into by the Company with Messrs. Frazer and Oros in June 2001 to sell a total of 200,000 shares (100,000 per individual) of Common Stock to Messrs. Frazer and Oros. For a description of the terms of the Deferred Plan, see Note 9 in Item 8 “Financial Statements and Supplementary Data” contained in the Company’s Annual Report on Form 10-K accompanying this Proxy Statement, incorporated herein by reference thereto.

(3)	Excludes a total of 35,568 stock units granted to non-employee directors under the Deferred Plan and the 200,000 shares of Common Stock purchased by Messrs. Frazer and Oros pursuant to the Stock Purchase Agreements.
EXECUTIVE OFFICERS
      Certain information concerning the executive officers of the Company is set forth below:

Name	Age	Position	Executive Officer Since

Nimrod T. Frazer	76	Director, Chairman of the Board and Chief Executive Officer	1990
John J. Oros	59	Director, President and Chief Operating Officer	2000
Cheryl D. Davis	46	Chief Financial Officer, Vice President of Corporate Taxes and Secretary	1991
Amy M. Dunaway	49	Treasurer and Controller	1991
      Mr. Frazer is Chairman of the Board and Chief Executive Officer. Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990 and served as President from May 26, 1992 to June 6, 2001.
      Mr. Oros was named Executive Vice President in March of 2000, and President and Chief Operating Officer on June 6, 2001. Before joining the Company, Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980, and was made a General Partner in 1986. In February 2006, Mr. Oros became a Managing Director of J.C. Flowers & Co. LLC, which will manage J.C. Flowers II LP. Mr. Oros splits his time between J.C. Flowers & Co. LLC and the Company.

      Ms. Davis was named Chief Financial Officer and Secretary in April of 1991 and Vice President of Corporate Taxes in 1989. Ms. Davis has been employed with the Company since April of 1988.
      Ms. Dunaway was named Treasurer and Controller in April of 1991. Ms. Dunaway has been employed with the Company since September of 1990.
STOCK OPTION EXERCISES
      None of the Named Executive Officers exercised any stock options during 2005. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2005. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2005 of $66.25 per share.
AGGREGATED OPTION EXERCISES
IN 2005 AND YEAR-END OPTION VALUES

Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		in-the-Money Options at
	December 31, 2005		December 31, 2005

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Nimrod T. Frazer	280,000	30,000	$13,912,500	$787,500
John J. Oros	250,000	50,000	$11,425,000	$1,312,500
Cheryl D. Davis	—	—	—	—
Amy M. Dunaway	—	—	—	—

REPORT OF COMPENSATION COMMITTEE
      The Compensation Committee of the Board (the “Compensation Committee”) was created in 1996 and currently consists of Messrs. Davis, Armstrong and Curl. The Compensation Committee is responsible for (i) establishing the compensation of the Company’s Named Executive Officers upon the recommendation of the Chief Executive Officer (with the exception of the compensation of the Chief Executive Officer) and (ii) considering the issuance of stock options for executive officers and directors. Mr. Frazer, the Company’s Chief Executive Officer, is responsible for recommending to the Compensation Committee the compensation for the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer that is in excess of $1 million per year. Because the Committee has determined that the compensation for all executive officers for 2006 will remain the same as for 2005, it is not anticipated that compensation to any executive officer of the Company during 2006 will exceed the $1 million threshold.
      Compensation Policy and Overall Objectives. The Company’s executive compensation policy is designed to attract, retain and motivate executive officers needed to achieve the Company’s strategic objectives and to maximize the Company’s performance and shareholder value.
      The Company supports these goals through a compensation strategy principally involving competitive salaries and long-term incentive opportunities. Compensation consists of both fixed pay elements (base salary and benefits) and long-term incentives to encourage and reward distinctive contributions to the success of the organization. Salary and benefit levels reflect position responsibilities and strategic importance and are targeted at market median base salary levels. Total cash compensation has been below market median levels because the Company has not paid annual bonuses. Long-term incentive opportunities reward key executives for financial and non-financial performance that enhances shareholder value. Long-term incentive opportunities have been at or above market median levels.
      In 1997, the Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program. The consulting firm recommended that the Company adopt a policy of providing a significant percentage of certain executive officers’ total compensation based on the Company’s performance. In addition, the consultant provided the Compensation Committee with an analysis of senior executive compensation using published survey data for the financial services industry. In 2003, the Compensation Committee again retained an independent compensation consulting firm, which provided it with an updated analysis of senior executive compensation using published industry data. The Compensation Committee considered these recommendations and the compensation analyses in establishing the base salaries for the Chief Executive Officer, the Chief Operating Officer and the other executive officers for 2005. The base salaries for the Chief Executive Officer, Chief Operating Officer and other executive officers have not changed since 2003.
      Base Salary. Each executive officer’s base salary, including Mr. Frazer’s base salary, is determined based upon a number of factors including the executive officer’s responsibilities, contribution to the achievement of the Company’s business plan goals, demonstrated leadership skills and overall effectiveness and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Although these and other factors are considered in setting base salaries, no specific weight is given to any one factor.
      Cash Bonuses. The Company did not pay any cash bonuses to the Named Executive Officers during 2005.
      Long-Term Incentives. Long-term incentives are provided pursuant to the CEO Plan, the 1997 Outside Directors’ Plan, the 2001 Outside Directors’ Plan, the Incentive Plan, as amended, and the Deferred Plan. Stock option plans are designed to encourage and reward distinctive contributions to the Company’s success and to align executives’ and shareholders’ interest in the enhancement of shareholder value. Stock options are used by the Company to encourage long-term service by executives. No stock options were granted to the Named Executive Officers in 2005.
      Severance and Employment Agreements. The Compensation Committee approved severance agreements for Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway in March 1998 (the “Severance Agreements”). The Severance Agreements provide that Nimrod T. Frazer, Cheryl D. Davis and Amy M. Dunaway will receive their base salary for a period of twelve months following a termination of employment, other than for “cause,” as defined in the Severance Agreements, or a voluntary termination.
      The Compensation Committee also approved an employment agreement with John J. Oros in March 2000 (the “Employment Agreement”). The Employment Agreement provides for an initial one year term and automatic renewal for successive one year terms thereafter, subject to earlier termination as provided in the Employment Agreement. The Employment Agreement provides an annual base salary to Mr. Oros to be determined by the Board and reimbursement of up to $50,000 annually for office related expenses incurred by Mr. Oros in connection with the performance of his duties with the Company. The Employment Agreement also provides that the Board may award to Mr. Oros such bonuses, and in such amounts, as the Board shall determine in its sole discretion. In fiscal 2005, Mr. Oros received an annual base salary of $350,000. In determining Mr. Oros’ compensation for 2006, the Committee specifically considered that beginning in February 2006, Mr. Oros was employed by and devoting time to J.C. Flowers & Co. LLC. Nevertheless, given that his priorities remain with Enstar, the overlapping nature of his duties, and the significant value that Mr. Oros brings to Enstar, the Committee determined that Mr. Oros’ compensation should remain unchanged.
      Chief Executive Officer Compensation. Mr. Frazer does not have an employment agreement with the Company. The Compensation Committee is responsible for determining Mr. Frazer’s compensation annually. In fiscal 2005 Mr. Frazer received an annual base salary of $350,000. Mr. Frazer’s base salary was based on, among other things, his responsibilities, his length of service, his contributions to the business and his overall leadership skills.

Compensation Committee:

T. Wayne Davis, Chairman
T. Whit Armstrong
Gregory L. Curl
      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      As described earlier in this Proxy Statement, J. Christopher Flowers served on the Company’s Compensation Committee until June 2005. As described below under the heading “Certain Transactions”, Mr. Flowers and the Company have entered into numerous transactions, directly and indirectly. The Company believes that the terms of such transactions are no less favorable to the Company than would have been the case had such transactions been consummated with unrelated parties. The Board was made aware of all such transactions.
AUDIT COMMITTEE REPORT
      The Audit Committee is responsible for, among other things, appointing (subject to shareholder ratification) the accounting firm that will serve as independent auditors for the Company and reviewing and pre-approving all audit and non-audit services provided to the Company by its independent auditors. The

Audit Committee is also responsible for overseeing the Company’s financial reporting and accounting practices and monitoring the adequacy of internal accounting, compliance and control systems. Management is responsible for the Company’s system of internal controls, the financial reporting process and the assessment of the effectiveness of internal controls over financial reporting. The independent auditors are responsible for reviewing the Company’s quarterly financial statements, for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and for issuing reports and opinions on the operating effectiveness of the Company’s internal controls over financial reporting and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.
      Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the opinions and communications of the Company’s independent auditors. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not ensure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principals generally accepted in the United States of America or that the Company’s independent auditors are in fact independent.
      In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements, including management’s report on internal controls over financial reporting, contained in the 2005 Annual Report on Form 10-K with the Company’s management and the independent auditors prior to the filing of the Form 10-K with the Commission.

•	The Audit Committee reviewed and discussed the unaudited financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended in 2005 with the Company’s management and the independent auditors prior to the filing thereof with the Commission.

•	The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Rule 2-07 of Regulation S-X.

•	The Audit Committee received from the independent auditors written disclosures regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management.
      In reliance on the reviews and discussions noted above and subject to the limitations set forth above, the Audit Committee approved the inclusion of the audited financial statements and management’s report on internal controls over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Commission.

Audit Committee:

T. Whit Armstrong, Chairman
T. Wayne Davis
Gregory L. Curl
Paul J. Collins
      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”).

Type of Fees	2005		2004

Audit Fees	$227,000		$245,355
Audit-Related Fees	0		1,500	(1)
Tax Fees	40,500	(2)	68,123	(2)
All Other Fees	0		0

Total	$267,500		$314,978

(1)	Represents fees related to financial accounting and Commission advisory services arising in connection with matters outside the scope of the audit.

(2)	Represents fees related to the preparation of the Company’s federal and state income tax returns, consultation on federal tax planning and other income tax issues.
Pre-Approval of Audit and Permissible Non-Audit Services
      The amended and restated Charter of the Audit Committee, adopted on May 29, 2003, charges the Audit Committee with review of all aspects of the Company’s relationship with Deloitte, including the provision of and payment for all services. All audit and non-audit services provided by Deloitte are pre-approved by the Audit Committee, which concluded that the provision of non-audit services was compatible with maintaining the accountants’ independence in the conduct of its auditing functions.

PERFORMANCE GRAPH
      The graph below reflects the cumulative shareholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return on the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Composite, U.S.) and the Company’s peer group index (the “Peer Group Index”) for the periods indicated. The graph reflects the investment of $100.00 on December 31, 2000 in the Common Stock, the Nasdaq Composite, U.S., and the Peer Group Index. The Peer Group Index consists of Annuity and Life Re Holdings, Berkshire Hathaway Inc. (Class A), ESG Re Ltd., Everest Re Group Ltd., IPC Holdings Ltd., Max Re Capital Ltd., Odyssey Re Holdings Corp., PXRE Group Ltd., RenaissanceRe Holdings Ltd. and Transatlantic Holdings, Inc., which are publicly traded companies selected by the Company, as they were identified by Bloomberg L.P. in 2003 as comparable to the Company based on certain similarities in their principal lines of business with the Company’s reinsurance operations.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05

Enstar Group Inc.	$100	$158	$198	$312	$415	$440

NASDAQ US	$100	$79	$55	$82	$89	$91

Peer Group Index (10 Stocks)	$100	$107	$102	$120	$125	$126

Source: Georgeson Shareholder Communications Inc.
      The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
CERTAIN TRANSACTIONS
      The Company and its partially owned equity affiliates, Castlewood Holdings Limited (“Castlewood Holdings”) and B.H. Acquisition Limited (“B.H. Acquisition”), have entered into certain transactions with companies and partnerships managed or controlled by Mr. J. Christopher Flowers (“Mr. Flowers”). Mr. Flowers is a member of the Company’s Board of Directors and the largest shareholder of the Company.
      In 2002, the Company entered into an investment advisory agreement with Castlewood Holdings and B.H. Acquisition Limited for an annual fee of $400,000.
      During 2003, the Company invested approximately $15.3 million in JCF CFN LLC and related entities (collectively, the “JCF CFN Entities”) in exchange for a 60% interest in such entities. In addition,

Castlewood Holdings funded approximately $10.2 million to the JCF CFN Entities in exchange for a 40% interest, which is reflected in the Company’s financial statements as a minority interest. In July 2004, the JCF CFN Entities completed the sale of their entire interest in Green Tree Investment Holdings LLC and related entities (collectively, “Green Tree”) for aggregate sales proceeds of approximately $40 million in cash. Of this amount, Castlewood Holdings’ aggregate sales proceeds were approximately $16 million. The proceeds received by the JCF CFN Entities at completion of the sale were reduced by prior cash distributions of approximately $7.2 million made by Green Tree during 2004. The Company recorded a pre-tax realized gain of approximately $6.9 million on the sale. Each of the JCF CFN Entities is controlled by JCF Associates I LLC, the managing member of which is Mr. Flowers. No fees were paid by the Company or will be payable by the Company to J.C. Flowers I LP, JCF Associates I LLC or Mr. Flowers in connection with the Company’s investment in JCF CFN.
      In March 2003, Castlewood Holdings and Shinsei Bank, Ltd. (“Shinsei”) completed the acquisition of all of the outstanding capital stock of Toa-UK, a London-based company, for approximately $46 million. The acquisition was effected through Hillcot Holdings Ltd. (“Hillcot”), a newly formed Bermuda company, in which Castlewood Holdings has a 50.1% economic interest and a 50% voting interest. Upon completion of the transaction, Toa-UK’s name was changed to Hillcot Re Limited. Hillcot is included in Castlewood Holdings’ consolidated financial statements, with the remaining 49.9% economic interest reflected as minority interest. Mr. Flowers is the largest shareholder and a director of Shinsei.
      During 2004, Castlewood Holdings, through one of its subsidiaries, invested a total of approximately $9.1 million in Cassandra Equity LLC and Cassandra Equity (Cayman) LP (collectively, “Cassandra”), for a 27% interest in each. Cassandra was formed to invest in equity shares of a publicly traded international reinsurance company. J.C. Flowers I LP also owns a 27% interest in Cassandra. J.C. Flowers I LP is a private investment fund, the general partner of which is JCF Associates I LLC. Mr. Flowers is the managing member of JCF Associates I LLC. In March 2005, Cassandra sold all of its holdings for total proceeds of approximately $40.0 million. Castlewood Holdings’ proportionate share of the proceeds was approximately $10.8 million.
      In June 2005, the Company committed to contribute up to $10 million for a 14%, non-voting interest in Affirmative Investment LLC (“Affirmative Investment”), a newly formed Delaware limited liability company. J.C. Flowers I LP committed the capital necessary for the remaining 86% interest in Affirmative Investment. Both J.C. Flowers I LP and Affirmative Associates LLC, the managing member of Affirmative Investment, are controlled by Mr. Flowers. As of December 31, 2005, the Company had funded capital contributions of approximately $8.3 million.
      In September 2005, the Company entered into an agreement with J.C. Flowers & Co. LLC continuing through October 2014 for the use of certain office space and administrative services from J.C. Flowers & Co. LLC for monthly payments of $4,146. Either party may, at its option with or without cause, terminate this agreement upon thirty (30) days prior written notice to the other party. J.C. Flowers & Co. LLC is managed by Mr. Flowers.
      In December 2005, the Company invested approximately $3.5 million in New NIB Partners LP (“NIB Partners”), a newly formed Province of Alberta limited partnership, in exchange for an approximately .2% limited partnership interest. Castlewood Holdings, through two of its wholly-owned subsidiaries, also invested approximately $24.5 million in NIB Partners for an approximately 1.4% interest. NIB Partners was formed for the purpose of purchasing, together with certain affiliated entities, 100% of the outstanding share capital of NIBC N.V. (formerly, NIB Capital N.V.) and its affiliates (“NIBC”). NIBC is a merchant bank focusing on the mid-market segment in northwest Europe with a global distribution network. NIB Partners and certain related entities are indirectly controlled by New NIB Limited, an Irish corporation. Mr. Flowers is a director of NIB Limited and is on the supervisory board of NIBC. Certain affiliates of J.C. Flowers I LP also participated in the acquisition of NIBC. Also, several officers and directors of the Company and Castlewood Holdings made personal investments in NIB Partners.
      Also in December 2005 JCF Re Holdings LP (“JCF Re”), a Cayman Limited partnership, entered into a subscription and shareholders agreement with Fitzwilliam (SAC) Insurance Limited (“Fitzwilliam”), a wholly owned subsidiary of Castlewood Holdings, for the establishment of a segregated cell and paid approximately $1.9 million to Fitzwilliam as capital and contributed surplus. During 2005, Fitzwilliam booked management fees of $40,000 from JCF Re. JCF Re is controlled by Mr. Flowers.
      In February 2006, the Company announced that it approved a commitment of up to $25.0 million in J.C. Flowers II LP (the “J.C. Flowers Fund”), a private investment fund to be formed by J.C. Flowers & Co. LLC. The transaction is expected to close in the second quarter of 2006. The Company intends to use cash on hand to fund its commitment. In March 2006, the Company announced that Castlewood Holdings approved a commitment of up to $75.0 million in the J.C. Flowers Fund. Castlewood Holdings intends to use cash on hand to fund its commitment. J.C. Flowers & Co. LLC is controlled by Mr. Flowers. No fees will be payable by the Company or Castlewood Holdings to the J.C. Flowers Fund, J.C. Flowers & Co. LLC, or Mr. Flowers in connection with the Company’s or Castlewood Holdings’ investment in the J.C. Flowers Fund. John J. Oros, the Company’s President and Chief Operating Officer, is a Managing Director of J.C. Flowers & Co. LLC, which will manage the J.C. Flowers Fund. Mr. Oros splits his time between the J.C. Flowers & Co. LLC and the Company.
      Also in March 2006, Castlewood Holdings and Shinsei completed the acquisition of Aioi Insurance Company of Europe Limited, a London-based subsidiary of Aioi Insurance Company, Limited, for £62 million (approximately $108 million), with £50 million paid in cash upon the closing and £12 million paid in the form of a promissory note, which note will be due and payable twelve months from the date of the closing. The acquisition was effected through Hillcot, a Bermuda-based company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holdings’ commitment was proportionate to its 50.1% ownership interest in Hillcot. Mr. Flowers is the largest shareholder and a director of Shinsei.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 2)
      The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 2006, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company from 1990 through 2005 and is considered by management of the Company to be well qualified. The Company has been advised by Deloitte & Touche LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Recommendation of the Board of Directors
      The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2006.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company’s Common Stock to file with the Commission certain reports, with respect to each such person’s beneficial ownership of the Company’s equity securities. In 2005, based solely upon a review of copies of reports and certain representations of our executive officers and directors, all of the Company’s reporting persons filed their Section 16(a) reports on a timely basis.
Annual Report on Form 10-K
      The Company has provided herewith to each shareholder as of the Record Date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”), including the financial statements and financial statement schedules, as filed with the Commission, except exhibits thereto. The 2005 10-K and the exhibits filed with it are available through the Company’s website at www.enstargroup.com. Upon request by an eligible shareholder to the following address, the Company will furnish a copy of the 2005 10-K, without exhibits, without charge, and a copy of any or all of the exhibits to the 2005 10-K will be furnished for a reasonable fee:

The Enstar Group, Inc.
401 Madison Avenue
Montgomery, Alabama 36104
Attention: Amy M. Dunaway
Treasurer and Controller
Shareholder Nominations for Election of Directors
      Under the Company’s Articles of Incorporation and Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal executive offices of the Company at least 60 days but not more than 90 days prior to the annual meeting. Such shareholder’s notice should set forth (i) the qualifications of the nominee and the other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder and (b) the number of shares of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
Shareholder Proposals
      Any shareholder proposals intended to be presented at the Company’s 2007 annual meeting of shareholders must be received no later than December 20, 2006 in order to be considered for inclusion in the proxy statement for the 2007 annual meeting of shareholders. Notice of any shareholder proposals intended to be presented at the Company’s 2007 annual meeting of shareholders submitted outside the processes of Rule 14a-8 discussed above must be received no later than March 1, 2007 to be considered timely.
Expenses of Solicitation
      The cost of solicitation of proxies by the Board in connection with the Annual Meeting will be borne by the Company. As part of its services as the Company’s transfer agent, American Stock Transfer & Trust Company will assist in the solicitation of proxies. No specific fee has been allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

By Order of the Board of Directors

Cheryl D. Davis
Chief Financial Officer, Vice-President of
Corporate Taxes and Secretary

THE ENSTAR GROUP, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON JUNE 2, 2006
The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, June 2, 2006, at 9:00 a.m., local time, at the Embassy Suites Hotel at 300 Tallapoosa Street, Montgomery, Alabama 36104, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
(1)	To elect two (2) directors to three-year terms expiring at the 2009 annual meeting of shareholders or until their successors are duly elected and qualified:

☐	FOR all nominees (except as marked below to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed
T. Whit Armstrong
T. Wayne Davis
(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE)
(2)	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued from other side)
THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.

Date:	, 2006

Please sign exactly as your name or names appear on this proxy. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.